EXHIBIT 23.2




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 14, 1996, included in the U.S. Long Distance Corp.'s Form 10-K for the year ended September 30, 1996 and to all references to our firm, included in this Registration Statement.


                                   Arthur Andersen LLP


San Antonio, Texas
July 14, 1997